UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 24, 2008

GENETHERA, INC.

(Exact name of Registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	33-142603 (Commission File Number)	65-0622463 (IRS Employer Identification No.)

3930 Youngfield Street, Wheat Ridge CO (Address of principal executive offices)		80033 (Zip Code)

Registrant's telephone number, including area code (303) 463-6371

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

By formal written order of the Public Company Accounting Oversight Board ("Board" or "PCAOB")  the registration of our former certified public accountants, Jaspers and Hall, P.C., was revoked which also barred its two senior partners, Thomas M. Jaspers, CPA and Patrick A. Hall, CPA, from being associated with persons associated with a registered public accounting firm. As a result, the Board of Directors was forced to vote on November 10, 2008 and unanimously voted to terminate its engagement relationship with its former independent auditors. There were no disagreements or disputed matters between the Company and Jaspers and Hall, P.C. on any matter of accounting principles or practices, financial statement disclosures, or any matters concerning or related to auditing scope or procedure.

On November 10, 2008 the Board of Directors unanimously voted to formally engage W. T. Uniack & Co. CPA's P.C. as the Company’s new independent auditors for the year ended December 31, 2008 and quarterly reviews thereafter.

ITEM 9.01 EXHIBITS

Exhibit Number

Description

Exhibit 10.1

Engagement Letter of W. T. Uniack & Co. CPA’s, P.C.

Exhibit 16

Resignation Letter of Jaspers + Hall, P.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 21, 2008		GENETHERA, INC.

	By:	/s/ Tannya L. Irizarry Tannya L. Irizarry Chief Financial Officer Interim